Exhibit 4.2

Number B-	Incorporated Under the Laws of the State of Delaware	Shares -0-

Cusip No. 74915M209

QURATE RETAIL, INC.

Series B Common Stock, par value $0.01 per share

Specimen Certificate

This Certifies that [          ]  is the owner of [          ] FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF QURATE RETAIL, INC. (hereinafter called the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Qurate Retail, Inc.

[Corporate Seal]

President	Secretary